                                                                    EXHIBIT 10.1
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                          SECURITIES PURCHASE AGREEMENT

                           dated as of October 7, 1999

                                 by and between

                         METROMEDIA FIBER NETWORK, INC.

                                       and

                         BELL ATLANTIC INVESTMENTS, INC.

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

                                TABLE OF CONTENTS
                          SECURITIES PURCHASE AGREEMENT

Section                                                               Page
-------                                                               ----

1.    DEFINITIONS........................................................1

2.    PURCHASE OF SECURITIES............................................10
2.1   Purchase of Securities at First Closing...........................10
2.2   Closing...........................................................10
2.3   First Closing Deliveries..........................................12
2.3A  Second Closing Deliveries.........................................12
2.4   Use of Proceeds...................................................13
2.5.  First Closing Adjustments.........................................13

3.    PURCHASER'S REPRESENTATIONS AND WARRANTIES........................14
3.1   Investment Intention..............................................14
3.2   Accredited Investor...............................................14
3.3   Corporate Existence...............................................14
3.4   Corporate Power; Authorization; Enforceable Obligations...........14
3.5   Brokers...........................................................15
3.6   Disclosure of Information.........................................15
3.7   Investment Experience.............................................15
3.8   Restricted Securities.............................................15
3.9   Investigation.....................................................15
3.10  Purchaser.........................................................15

4.    COMPANY'S REPRESENTATIONS AND WARRANTIES..........................16
4.1   Authorized and Outstanding Shares of Capital Stock................16
4.2   Authorization and Issuance of Securities..........................16
4.3   Securities Laws...................................................16
4.4   Corporate Existence; Compliance with Law; Permits.................17
4.5   Subsidiaries......................................................17
4.6   Corporate Power; Authorization; Enforceable Obligations...........18
4.7   SEC Documents; Financial Statements; Undisclosed Liabilities......18
4.8   Ownership of Property.............................................19
4.9   Material Contracts................................................20
4.10  Environmental Protection..........................................20
4.11  Labor Matters.....................................................21
4.12  Taxes.............................................................21
4.13  No Litigation.....................................................22
4.14  Brokers...........................................................22
4.15  Patents, Trademarks, Copyrights and Licenses......................22
4.16  Ordinary Course of Business; No Material Adverse Change...........22
4.17  ERISA.............................................................23


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

Section                                                               Page
-------                                                               ----

4.18  Insurance.........................................................24
4.19  Year 2000 Compliance..............................................24
4.20  Regulatory Matters................................................24
4.21  No Vote...........................................................24
4.22  Employment Agreements.............................................24
4.23  Investment Company Act............................................25

5.    COVENANTS OF COMPANY AND PURCHASER................................25
5.1   Conduct Business in Ordinary Course...............................25
5.2   Director..........................................................26
5.3   Regulatory and Other Authorizations...............................28
5.4   Access to Information.............................................29
5.5   Further Assurances................................................29
5.6   Use of Proceeds...................................................29
5.7   Affiliate Contracts...............................................30
5.8   Notification of Certain Events....................................30
5.9   Modification of Terms in Certain Circumstances....................30
5.10  Proxy Statement; Registration Statement...........................30

6.    FIRST CLOSING CONDITIONS TO OBLIGATION OF PURCHASER...............32
6.1   Representations and Warranties....................................32
6.2   Covenants.........................................................32
6.3   HSR Act...........................................................32
6.4   No Orders.........................................................32
6.5   No Investigations.................................................32
6.6   Opinion of Counsel................................................33
6.7   Transaction Documents.............................................33
6.8   Material Adverse Change...........................................33
6.9   Delivery of Securities............................................33
6.10  Consents and Approvals............................................33
6.11  Parent Ownership; Certain Other Events............................34
6.12  Good Standing Certificates........................................34
6.13  Franchise Agreement...............................................34

6A.   SECOND CLOSING CONDITIONS TO OBLIGATION OF PURCHASER..............34
6.1A  Representations and Warranties....................................34
6.2A  Covenants.........................................................35
6.3A  HSR Act...........................................................35
6.4A  No Orders.........................................................35
6.5A  No Investigations.................................................35
6.6A  Opinion of Counsel................................................35
6.7A  Transaction Documents.............................................36
6.8A  Delivery of Securities............................................36

Section                                                               Page
-------                                                               ----

6.9A  Consents and Approvals............................................36
6.10A Parent Ownership..................................................36
6.11A Good Standing Certificates........................................36
6.12A Consummation of the First Closing.................................36

7.    FIRST CLOSING CONDITIONS TO OBLIGATION OF COMPANY.................37
7.1   Representations and Warranties....................................37
7.2   Covenants.........................................................37
7.3   HSR Act...........................................................37
7.4   No Orders.........................................................37
7.5   Transaction Documents.............................................37
7.6   No Investigations.................................................37
7.7   Consents and Approvals............................................38
7.8   Franchise Agreement...............................................38

7A.   SECOND CLOSING CONDITIONS TO OBLIGATION OF COMPANY................38
7.1A  Representations and Warranties....................................38
7.2A  Covenants.........................................................38
7.3A  HSR Act...........................................................38
7.4A  No Orders.........................................................38
7.5A  Transaction Documents.............................................39
7.6A  No Investigations.................................................39
7.7A  Consents and Approvals............................................39
7.8A  Stockholder Approval..............................................39
7.9A  Consummation of the First Closing.................................39

8.    INDEMNIFICATION...................................................39
8.1   Indemnification...................................................39
8.2   Limitations on Indemnification for Breaches of Representations,
      Warranties and Covenants..........................................40
8.3   General Indemnification Procedures................................40
8.4   Tax Treatment of Indemnity Payments...............................42

9.    MISCELLANEOUS.....................................................42
9.1   Successors and Assigns............................................42
9.2   Amendments; Etc...................................................42
9.3   Entire Agreement..................................................42
9.4   Fees, Costs and Expenses..........................................42
9.5   Severability......................................................43
9.6   Governing Law.....................................................43
9.7   Waiver of Jury Trial..............................................43
9.8   Notices...........................................................43
9.9   Survival..........................................................44

Section                                                               Page
-------                                                               ----

9.10  Section and Other Headings........................................45
9.11  Counterparts......................................................45
9.12  Publicity.........................................................45
9.13  Termination.......................................................45
9.14  Remedies..........................................................46

                                TABLE OF CONTENTS

                          SECURITIES PURCHASE AGREEMENT

Schedules

Schedule    3.4    -     Corporate Power; Authorization: Enforceable Obligation
Schedule    4.1    -     Authorized and Outstanding Shares of Capital Stock
Schedule    4.4(a) -     Corporate Existence; Compliance with Law
Schedule    4.4(b) -     Permits
Schedule    4.5    -     Subsidiaries
Schedule    4.6    -     Required Consents
Schedule    4.7(b) -     SEC Documents; Financial Statements; Undisclosed
                         Liabilities
Schedule    4.9    -     Material Contracts
Schedule    4.10   -     Environmental Protection
Schedule    4.11   -     Labor Matters
Schedule    4.12   -     Taxes
Schedule    4.13   -     Litigation
Schedule    4.15   -     Patents, Trademarks, Copyrights and Licenses
Schedule    4.16   -     Ordinary Course of Business; No Material Adverse Change
Schedule    4.17   -     ERISA
Schedule    4.17(b)-     ERISA Compliance
Schedule    4.20   -     Regulatory
Schedule    6.5    -     No Investigations
Schedule    6.13   -     Form of Franchise Agreement

Exhibits

Exhibit A         [Intentionally Omitted]
Exhibit B         Notes Registration Rights Agreement
Exhibit C         Indenture
Exhibit D         Stockholders Agreement
Exhibit E         Shares Registration Rights Agreement

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT, dated as of October 7, 1999, by and between Metromedia Fiber Network, Inc., a Delaware corporation ("Company"), and Bell Atlantic Investments, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

      WHEREAS, Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from Company, upon the terms and conditions hereinafter provided, the following: (i) up to 25,558,109 shares (the "Shares") of the Company's Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), and (ii) one or more convertible subordinated notes in the aggregate principal amount of up to $975,281,364, which shall be governed by, and are convertible into shares of Class A Common Stock pursuant to, and in accordance with, the terms of the Indenture (as hereinafter defined) (the "Convertible Notes").

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1. DEFINITIONS

      "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

      "Affiliate Contracts" shall mean all agreements, contracts and other instruments between Company or any of its Subsidiaries, on the one hand, and Metromedia Company or any of its Affiliates, on the other hand.

      "Agreement" shall mean this Securities Purchase Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits and schedules hereto or thereto, and shall refer to such agreement as the same may be in effect at the time such reference becomes operative.

      "Basket" shall have the meaning set forth in Section 8.2(a) hereof.

      "Beneficial Ownership" (including correlative meanings) shall mean the ownership of a security (as defined in the Securities Act) as defined under Rule 13d-3 under the Exchange Act.

      "Benefit Plans" shall have the meaning set forth in Section 4.17(a) hereof.

      "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York in the State of New York.

      "Business Plan" shall have the meaning set forth in Section 2.4 hereof.

      "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges or Liens upon or relating to
(i) Company's or any of its Subsidiaries' employees, payroll, income or gross receipts, (ii) Company's or any of its Subsidiaries' ownership or use of any of its assets, or (iii) any other aspect of Company's or any of its Subsidiaries' business.

      "Class A Common Stock" shall have the meaning set forth in the recitals to this Agreement.

      "Class B Common Stock" shall mean the Company's Class B Common Stock, par value $.01 per share.

      "Class B Permitted Holder" shall have the meaning ascribed to such term in the Company Charter.

      "Common Stock" shall mean collectively the Class A Common Stock and the Class B Common Stock and any recapitalization or reclassification of either such class of Common Stock.

      "Company" shall have the meaning set forth in the first paragraph of this Agreement.

      "Company Charter" shall mean the Amended and Restated Certificate of Incorporation of Company as the same may be amended from time to time.

      "Company Plans" shall have the meaning set forth in Section 4.17(a) hereof.

      "Company SEC Documents" shall have the meaning set forth in Section 4.7(a) hereof.

      "Company Stockholders Meeting" shall have the meaning set forth in
Section 5.10(a) hereof.

      "Confidentiality Agreement" shall have the meaning set forth in Section
5.4 hereof.

      "Conversion Price" shall have the meaning set forth in the Indenture.

      "Convertible Notes" shall have the meaning set forth in the recitals to this Agreement.

      "Environmental Laws" shall mean all foreign, federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of worker health and safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss. 651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes that relate to worker health and safety or the environment.

      "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any environmental condition regulated under any Environmental Law or in connection with any other environmental matter or Spill or the presence of a Hazardous Substance or threatened Spill of any Hazardous Substance.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

      "ERISA Affiliate" shall mean, with respect to Company, any trade or business (whether or not incorporated) under common control with Company and which, together with Company, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC, excluding Purchaser and each other Person which would not be an ERISA Affiliate if Purchaser did not own any issued and outstanding shares of Stock of Company or the Convertible Notes.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

      "Facility" shall have the meaning set forth in Section 4.10(a) hereof.

      "FCC" shall mean the Federal Communications Commission.

      "Fiber Optic Private Network Agreement" shall mean the Fiber Optic Private Network Agreement by and between Bell Atlantic Global Networks, Inc. and Metromedia Fiber Network Services, Inc., on terms mutually agreeable to the proposed parties thereto, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

      "First Closing" shall have the meaning set forth in Section 2.2(a) hereof.

      "First Closing Date" shall have the meaning set forth in Section 2.2(a) hereof.

      "First Closing Date Notes" shall have the meaning set forth in Section 2.5 hereof.

      "First Closing Date Notes Purchase Price" shall have the meaning set forth in Section 2.1(b) hereof.

      "First Closing Date Shares" shall have the meaning set forth in Section
2.5 hereof.

      "First Closing Date Shares Purchase Price" shall have the meaning set forth in Section 2.1(a) hereof.

      "First Closing Termination Date" shall have the meaning set forth in
Section 9.13(a)(iii) hereof.

      "Franchise Agreement" means the Franchise Agreement, dated as of December 20, 1993, between the City of New York and National Fiber Network, Inc., as such agreement may be amended, supplemented or otherwise modified from time to time and in accordance with the terms thereof.

      "Future Company SEC Documents" shall have the meaning set forth in Section 4.7(a) hereof.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

      "Governmental Authority" shall mean any nation or government, any state, local or other political subdivision thereof, any court, arbitrator, official, agency, department or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any foreign, federal, state or local govern mental or regulatory agency, authority, commission or instrumentality.

      "Group" shall have the meaning given such term in Section 13(d)(3) of the Exchange Act.

      "Hazardous Substance" shall have the meaning set forth in Section 4.10(a) hereof.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended.

      "Indemnified Party" shall have the meaning set forth in Section 8.3(a) hereof.

      "Indemnifying Party" shall have the meaning set forth in Section 8.3(a) hereof.

      "Indemnity Payment" shall have the meaning set forth in Section 8.4 hereof.

      "In-Region States" has the meaning assigned to such term in the Telecommunications Act.

      "Indenture" shall mean the Indenture by and among Company and U.S. Bank Trust National Association, as trustee, substantially in the form attached hereto as Exhibit C, as such indenture may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

      "InterLATA Services" has the meaning assigned to such term in the Telecommunications Act.

      "Investment Company Act" shall have the meaning set forth in Section 4.23 hereof.

      "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

      "IRS" shall mean the Internal Revenue Service, or any successor thereto.

      "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, preemptive right, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

      "Losses" shall have the meaning set forth in Section 8.1(a) hereof.

      "Material Adverse Change" shall mean any change, occurrence or effect that is or is reasonably likely to be materially adverse to the business, assets, operations, condition (financial or otherwise), or results of operations of Company and its Subsidiaries, taken as a whole; provided, however, that changes, occurrences or effects (i) resulting from events, changes, developments, condition or circumstances in worldwide, national or local conditions (political, regulatory, economic or otherwise), (ii) relating to the industries in which Company operates, (iii) relating to the failure by Company to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other external revenue or earnings predictions or expectations for any period ending on or after the date of this Agreement, and (iv) relating to changes in law or accounting principles occurring after the date of this Agreement, shall, in each case, not be deemed to constitute a "Material Adverse Change."

      "Material Adverse Effect" shall mean any change, occurrence or effect that is or is reasonably likely to be materially adverse to the business, assets, operations, condition

(financial or otherwise), or results of operations of Company and its Subsidiaries, taken as a whole.

      "Material Contracts" shall mean (i) all of Company's and its Subsidiaries' material contracts that would be required to be filed with the SEC pursuant to item 601(b)(10) of Regulation S-K of the Securities Act, (ii) all agreements, leases or other instruments to which Company or any of its Subsidiaries is a party or by which Company, its Subsidiaries or its properties are bound, which involve payments by or to Company or its Subsidiaries of more than $10,000,000,
(iii) all of Company's and its Subsidiaries' loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit, guarantees or any other instruments evidencing or representing indebtedness of Company or any of its Subsidiaries, (iv) all non-competition and similar agreements to which Company or any of its Subsidiaries is a party that materially restrict Company's or any of its Subsidiaries' ability to engage in any business, (v) all contracts for the employment of any executive officer of Company or its Subsidiaries, (vi) all collective bargaining, union and similar labor contracts of Company or its Subsidiaries, (vii) all warrant, option or other agreements or instruments providing for the purchase or acquisition by any means, or the right to purchase or acquire, shares of capital stock of Company or any of its Subsidiaries with a value in excess of $5,000,000, (viii) all material joint venture or partnership agreements, (ix) all material licenses relating to intellectual property owned or used by Company or any of its Subsidiaries, (x) all standstill agreements, and (xi) all Affiliate Contracts.

      "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 3(37) of ERISA, and to which Company, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

      "NASDAQ/NMS" shall have the meaning set forth in Section 5.10(a) hereof.

      "Notes Registration Rights Agreement" shall mean the Registration Rights Agreement relating to the Convertible Notes, by and between Company and Purchaser, substantially in the form attached hereto as Exhibit B, as such agreement may be amended, supplemented or otherwise modified from time to time and in accordance with the terms thereof.

      "Original Per Share Purchase Price" shall have the meaning set forth in
Section 5.9 hereof.

      "Other Per Share Purchase Price" shall have the meaning set forth in
Section 5.9 hereof.

      "Parent" shall mean Metromedia Company and its respective Parent Related Persons.

      "Parent Related Persons" shall mean Related Persons (as such term is defined in the 10% Notes Indenture).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

      "Permit" shall mean any license, franchise, permit, consent, approval, waiver or certificate.

      "Permitted Liens" shall mean the following: (i) Liens for taxes or assessments or other governmental charges or levies, to the extent such amounts are not yet due and payable or are being contested in good faith by appropriate proceedings or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (v) workers, mechanics, suppliers, carriers, warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness, not yet due and payable; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Company or any of its Subsidiaries is a party; (vii) Liens arising in the ordinary course of business in connection with obligations that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to, Liens under bid, performance and other surety bonds, appeal bonds, landlord Liens arising under leases of real property, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur, and Liens upon funds collected temporarily from others pending payment or remittance on their behalf; and (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates.

      "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether foreign, federal, state, county, city, municipal or otherwise, including, any instrumentality, division, agency, body or department thereof).

      "Proxy Statement" shall have the meaning set forth in Section 5.10(a) hereof.

      "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

      "Purchaser Directors" shall have the meaning set forth in Section 5.2(a) hereof.

      "Purchaser Representative" shall have the meaning set forth in Section 5.2(e) hereof.

      "Regulatory Relief Date" means the date on which the Purchaser has obtained pursuant to Section 271 of the Telecommunications Act, the approval of the FCC to provide InterLATA Services in all states that are, with respect to Purchaser, In-Region States (as such term is defined in Section 271(i)(1) of the Telecommunications Act), such approval to be either an affirmative approval or a waiver from the restrictions of the Telecommunications Act.

      "Requisite Company Vote" shall mean the approval of the issuance and sale of the Second Closing Date Shares and the Second Closing Date Notes and the issuance of shares of Class A Common Stock issuable upon the conversion of the Second Closing Date Notes pursuant to this Agreement by a majority of holders of Class A Common Stock and Class B Common Stock, voting as a single class, that are present in person or by proxy at a duly called meeting of Company's stockholders.

      "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

      "Second Closing" shall have the meaning set forth in Section 2.2(b) hereof.

      "Second Closing Date" shall have the meaning set forth in Section 2.2(b) hereof.

      "Second Closing Date Notes" shall have the meaning set forth in Section 2.2(b)(ii) hereof.

      "Second Closing Date Notes Purchase Price" shall have the meaning set forth in Section 2.2(b)(ii) hereof.

      "Second Closing Date Shares" shall have the meaning set forth in Section 2.2(b)(i) hereof.

      "Second Closing Date Shares Purchase Price" shall have the meaning set forth in Section 2.2(b)(i) hereof.

      "Second Closing Termination Date" shall have the meaning set forth in
Section 9.13(a)(iii).

      "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

      "Shares" shall have the meaning set forth in the recitals to this Agreement.

      "Shares Registration Rights Agreement" shall mean the Equity Registration Rights Agreement, relating to the Shares, by and between Company and Purchaser, substantially in the form attached hereto as Exhibit E, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

      "Spill" shall have the meaning set forth in Section 4.10(a) hereof.

      "Stock" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 under the Exchange Act).

      "Stockholders Agreement" shall mean the Stockholders Agreement among Purchaser, Company, Parent and each Class B Permitted Holder, substantially in the form attached hereto as Exhibit D, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

      "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (ii) any partnership, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contributions) of 50% or more.

      "System" shall have the meaning set forth in Section 4.19 hereof.

      "Telecommunications Act" means the U.S. federal statute known as the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as amended.

      "10% Notes Indenture" shall mean that certain Indenture, dated as of November 25, 1998, between Company and IBJ Schroder Bank & Trust Company, as trustee, relating to Company's 10% Series A and Series B Senior Notes due 2008, as the same may be amended, supplemented or otherwise modified from time to time.

      "Third-Party Claim" shall have the meaning set forth in Section 8.3(a) hereof.

      "Transaction Documents" shall mean this Agreement, the Fiber Optic Private Network Agreement, the Shares Registration Rights Agreement, the Notes Registration Rights Agreement, the Indenture and the Stockholders Agreement.

      "Year 2000 Compliant" shall have the meaning set forth in Section 4.19 hereof.

      Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

      The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including any exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. The words "includes" or "including" and other words of similar import shall mean "including, without limitation," unless the context expressly otherwise requires.

      Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2. PURCHASE OF SECURITIES

            2.1 Purchase of Securities at First Closing. (a) At the First Closing referred to in Section 2.2(a) below, subject to the terms and conditions set forth herein, Company shall issue and sell to Purchaser, and Purchaser shall purchase from Company, 23,027,856 shares of Class A Common Stock plus the number of shares of Class A Common Stock issuable pursuant to Section 2.5 below for the price per share equal to $28.00 (such price, in the aggregate, the "First Closing Date Shares Purchase Price").

                  (b) At the First Closing, subject to the terms and conditions set forth herein, Company shall issue and sell to Purchaser, and Purchaser shall purchase from Company, Convertible Notes in the aggregate principle amount of $790,855,674 plus the aggregate principal amount of the Convertible Notes being purchased pursuant to Section 2.5 below for the price of 100% of the aggregate principal amount of the Convertible Notes to be purchased at the First Closing (such price, in the aggregate, the "First Closing Date Notes Purchase Price").

                  (c) Company and Purchaser agree to treat the First Closing Date Shares Purchase Price as the purchase price for the First Closing Date Shares and the First Closing Date Notes Purchase Price as the purchase price for the First Closing Date Notes for all tax purposes unless a contrary treatment is required by law.

            2.2 Closing. (a) The closing of the purchase and sale of the First Closing Date Shares and the First Closing Date Notes hereunder (the "First Closing") shall be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, at 10:00 a.m. on the date that all of the conditions set forth in Articles 6 and 7 are satisfied or waived, or at such other time and place as Company and Purchaser mutually agree (the date of the First Closing being hereinafter referred to as the "First Closing Date"). The obligations of the Company and the Purchaser to consummate the First Closing shall not, in any manner, be conditioned upon the consummation of the Second Closing.

                  (b) On the Business Day following the date the conditions set forth in Section 6A and Section 7A are satisfied or waived (the "Second Closing Date"), Purchaser shall purchase from Company and Company shall sell to Purchaser at a closing (the "Second Closing") to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York (or at such other date and place as Company and Purchaser mutually agree) the following:

                        (i) a number of shares of Class A Common Stock (the "Second Closing Date Shares") equal to the difference between (x) 25,558,109 and (y) the amount of First Closing Date Shares, for the price per share equal to $28.00 (such price, in the aggregate, the "Second Closing Date Shares Purchase Price"); provided, that, if the number of shares to be sold pursuant to this Section 2.2(b)(i) would cause Purchaser to Beneficially Own in excess of 9.9% of the issued and outstanding shares of Common Stock on the Second Closing Date after giving effect to the issuance of the Second Closing Date Shares, such number shall be reduced so that such number of shares equals 9.9% of the issued and outstanding shares of Common Stock on the Second Closing Date after giving effect to the issuance of the Second Closing Date Shares; and

                        (ii) a principal amount of Notes (the "Second Closing Date Notes") equal to the difference between (x) $975,281,364 and (y) the principal amount of the First Closing Date Notes, for the price of 100% of the aggregate principal amount of the Notes to be so purchased (such price, in the aggregate, the "Second Closing Date Notes Purchase Price"); provided, that, if the number of shares of Class A Common Stock into which the First Closing Date Notes and the Second Closing Date Notes would convert exceeds 10% of the issued and outstanding shares of Common Stock on the Second Closing Date after giving effect on an as-converted basis to the issuance of the Second Closing Date Notes and the Second Closing Date Shares, such principal amount of the Second Closing Date Notes shall be reduced so that such Second Closing Date Notes and the First Closing Date Notes would, in the aggregate, convert into 10% of the issued and outstanding shares of Common Stock on the Second Closing Date, after giving effect on an as-converted basis to the issuance of the Second Closing Date Shares and the Second Closing Date Notes.

                  (c) Company and Purchaser agree to treat the Second Closing Date Shares Purchase Price as the purchase price for the Second Closing Date Shares and the Second Closing Date Notes Purchase Price as the purchase price for the Second Closing Date Notes for all tax purposes unless a contrary treatment is required by law.

            2.3 First Closing Deliveries. (a) At the First Closing, Company will deliver to Purchaser (i) a certificate or certificates representing the First Closing Date Shares and (ii) a note or notes representing the First Closing Date Notes in the form attached as Exhibit A to the Indenture against payment of the First Closing Date Shares Purchase Price and the First Closing Date Notes Purchase Price, as the case may be, therefor by wire transfer of immediately available funds to an account designated by Company in writing two (2) Business Days prior to the First Closing Date.

                  (b) The certificate or certificates representing the First Closing Date Shares shall be subject to a legend restricting transfer under the Securities Act, such legend to be substantially as follows:

      "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company as to the availability of an exemption from registration.

      The shares represented by this certificate are subject to restrictions on transfer, including any sale, pledge or other hypothecation, set forth in a stockholders agreement between the Company, Bell Atlantic Investments, Inc., Metromedia Company and certain other stockholders of the Company, a copy of which agreement may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of the Company at the Company's principal executive offices."

                  (c) Company agrees to remove from the First Closing Date Shares the first legend set forth in paragraph (b) above in connection with a transfer pursuant to an effective Registration Statement (as defined in the Shares Registration Rights Agreement) or upon receipt of an opinion of counsel in form and substance reasonably satisfactory to Company that the First Closing Date Shares are eligible for transfer without registration under the Securities Act. Company agrees to remove from the First Closing Date Shares the second legend set forth in paragraph (b) above in accordance with the provisions of the Stockholders Agreement.

            2.3A Second Closing Deliveries. (a) At the Second Closing, Company will deliver to Purchaser (i) a certificate or certificates representing the Second Closing Date Shares and (ii) a note or notes representing the Second Closing Date Notes in the form attached as Exhibit A to the Indenture against payment of the Second Closing Date Shares Purchase Price and the Second Closing Date Notes Purchase Price, as the case may be, therefor by wire transfer of immediately available funds to an account designated by Company in writing two
(2) Business Days prior to the Second Closing Date.

                  (b) The certificate or certificates representing the Second Closing Date Shares shall be subject to a legend restricting transfer under the Securities Act, such legend to be substantially as follows:

      "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company as to the availability of an exemption from registration.

      The shares represented by this certificate are subject to restrictions on transfer, including any sale, pledge or other hypothecation, set forth in a stockholders agreement between the Company, Bell Atlantic Investments, Inc., Metromedia Company and certain other stockholders of the Company, a copy of which agreement may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of the Company at the Company's principal executive offices."

                  (c) Company agrees to remove from the Second Closing Date Shares the first legend set forth in paragraph (b) above in connection with a transfer pursuant to an effective Registration Statement (as defined in the Shares Registration Rights Agreement) or upon receipt of an opinion of counsel in form and substance reasonably satisfactory to Company that the Second Closing Date Shares are eligible for transfer without registration under the Securities Act. Company agrees to remove from the Second Closing Date Shares the second legend set forth in paragraph (b) above in accordance with the provisions of the Stockholders Agreement.

            2.4 Use of Proceeds. Company shall use the proceeds of the First Closing Date Notes Purchase Price and the Second Closing Date Notes Purchase Price for the cost of the engineering, construction, installation, acquisition, lease, development or improvement of telecommunications assets and the proceeds of the First Closing Date Shares Purchase Price and the Second Closing Date Shares Purchase Price for the foregoing uses and for working capital and general corporate purposes, in each case, as the same have been set forth in, or otherwise contemplated by, Company's business plan (the "Business Plan") presented to Purchaser.

            2.5. First Closing Adjustments. If, between the date hereof and the First Closing Date, Company shall issue any shares of Class A Common Stock for any reason (i) the number of shares of Class A Common Stock to be purchased by Purchaser at the First Closing hereunder pursuant to Section 2.1(a) and (ii) the aggregate principal amount of the Convertible Notes to be purchased by Purchaser at the First Closing hereunder pursuant to Section 2.1(b) shall both be automatically increased, as the case may be, such that (x) in the case of clause
(i), Purchaser shall Beneficially Own the lesser of (I) 9.9% of the shares of Common Stock then issued and outstanding on the First Closing Date without giving effect to such issuance of shares of Class A Common Stock to Purchaser and (II) 25,558,109 shares of Class A Common Stock (such shares of Class A Common Stock to be so purchased at the First Closing after giving effect to the foregoing, (the "First Closing Date Shares"), and (y) in the case of clause
(ii), the principal amount of the Convertible Notes to be purchased by Purchaser at the First Closing shall be equal to the lesser of (A) the product of (I) 10% of the shares of Common Stock then issued and outstanding on the First Closing Date (without giving effect to such issuance of the First Closing Date Notes or the First Closing Date Shares to Purchaser) multiplied by (II) $34.00 and (B) $975,281,364 (such Notes to be so purchased at the First Closing after giving effect to the foregoing, the "First Closing Date Notes").

3. PURCHASER'S REPRESENTATIONS AND WARRANTIES

      Purchaser makes the following representations and warranties to Company:

            3.1 Investment Intention. As of the date hereof, Purchaser is purchasing, and, as of the First Closing Date and the Second Closing Date (if any) Purchaser will purchase, the securities pursuant to this Agreement for its own account, for investment purposes and not with a present view to the distribution thereof.

            3.2 Accredited Investor. Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

            3.3 Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            3.4 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to be executed by it, and the consummation of the transactions contemplated hereby and thereby: (i) are within Purchaser's corporate power; (ii) have been duly authorized by all necessary corporate action; (iii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other Person (except in connection with consents, approvals or filings that may result from the matters set forth on Schedule 4.4(b) hereto, except for filings under the HSR Act and filings specified in
Schedule 4.6 hereto and except to the extent previously obtained or made or as specified in Schedule 3.4 hereto or as would not materially impair Purchaser's ability to consummate the transactions contemplated by this Agreement or any other Transaction Document); and (iv) are not in contravention of any provision of Purchaser's certificate of incorporation or by-laws. This Agreement has been, and each of the other Transaction Documents to which Purchaser is a party will be, at or prior to each of the First Closing and the Second Closing (if any), duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto), this Agreement constitutes, and the other Transaction Documents when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            3.5 Brokers. Except for those brokers or finders to whom Purchaser is solely responsible for the payment of any brokerage or finder's fees, no broker acting on behalf of Purchaser brought about the consummation of any of the transactions contemplated pursuant to this Agreement and Purchaser does not have any obligation to any Person in respect of any brokerage or finder's fees (or any similar obligation) in connection with the transactions contemplated by this Agreement.

            3.6 Disclosure of Information. Purchaser has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the securities to be purchased by it pursuant to this Agreement. Purchaser has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering of the securities pursuant to this Agreement and to obtain additional information necessary to verify any information furnished to Purchaser or to which Purchaser had access.

            3.7 Investment Experience. Purchaser understands that the purchase of the securities pursuant to this Agreement involves substantial risk. Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in Company and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in Company and protecting its own interests in connection with this investment.

            3.8 Restricted Securities. Purchaser understands that the securities to be purchased by it pursuant to this Agreement are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Company in a transaction not involving a public offering, and that under the Securities Act such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            3.9 Investigation. Purchaser has conducted its own investigation of Company and hereby acknowledges that the only representations and warranties of Company in connection with Purchaser's purchase of the securities pursuant to this Agreement are those expressly made by Company in Article 4 of this Agreement.

            3.10 Purchaser. Purchaser is a significant subsidiary of Bell Atlantic Corporation and has, as of the date hereof, and will have as of each of the First Closing Date and the Second Closing Date (if any), a consolidated tangible net worth (as determined in accordance with GAAP) of not less than $2 billion.

4. COMPANY'S REPRESENTATIONS AND WARRANTIES

      Company makes the following representations and warranties to Purchaser:

            4.1 Authorized and Outstanding Shares of Capital Stock. As of October 5, 1999, the authorized capital stock of Company consisted of (a) 2,404,031,240 shares of Class A Common Stock, $0.01 par value per share, of which 198,835,335 shares were issued and outstanding; (b) 522,254,782 shares of Class B Common Stock, $0.01 par value per share, of which 33,769,272 shares were issued and outstanding; and (c) 20,000,000 shares of Preferred Stock, $0.01 par value per share, none of which were issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable. No shares of capital stock are held by Company as treasury stock as of the date of this Agreement and no shares of capital stock of Company shall be held by Company as treasury stock as of the First Closing and the Second Closing (if any). Except as set forth on Schedule 4.1 hereto and agreements with brokers or finders to whom Company is solely responsible for the payment of any brokerage or finder's fees, (i) there is no existing option, warrant, call, commitment or other agreement to which Company or any of its Subsidiaries is a party requiring, and there are no convertible securities of Company outstanding which upon conversion would require, the issuance of any additional shares of Stock of Company or other securities convertible into shares or equity securities of Company, other than the securities to be issued pursuant to this Agreement, and
(ii) there are no agreements to which Company is a party with respect to the voting or transfer of the Stock of Company. Except as set forth on Schedule 4.1 hereto, there are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by Company. True, correct and complete copies of the certificate of incorporation and by-laws of Company have been made available to Purchaser.

            4.2 Authorization and Issuance of Securities. The issuance of the securities pursuant to this Agreement has been duly authorized by all necessary corporate action on the part of Company (except in the case of the issuance of the Second Closing Date Shares, Second Closing Date Notes and the shares of Class A Common Stock that may be issued upon conversion of the Second Closing Date Notes, which remain subject to the Requisite Company Vote) and, upon delivery to Purchaser of the securities to be issued pursuant to this Agreement against payment in accordance with the terms hereof, the securities to be issued pursuant to this Agreement will have been validly issued, free and clear of all Liens. The issuance of shares of Class A Common Stock upon conversion of the Convertible Notes has been duly authorized by all necessary corporate action on the part of Company (except for the Requisite Company Vote) and, when issued upon conversion of the Convertible Notes, such Class A Common Stock will have been validly issued, fully paid and non-assessable. Company has duly reserved an adequate number of shares of Class A Common Stock for issuance pursuant to the terms of the Convertible Notes.

            4.3 Securities Laws. In reliance in part on the investment representations contained in Sections 3.1, 3.2, 3.6, 3.7, 3.8 and 3.9, the offer, issuance, sale and delivery of the securities to be issued pursuant to this Agreement, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither Company nor any Person acting on its behalf has taken or will take any action (including any offering of any securities of Company under circumstances which would require the integration of such offering with the offering of the securities to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the SEC thereunder) which would subject the offering, issuance or sale of the securities to be issued pursuant to this Agreement, to the registration requirements of Section 5 of the Securities Act.

            4.4 Corporate Existence; Compliance with Law; Permits. (a) Company and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware in the case of Company and each jurisdiction as set forth on Schedule 4.4(a) hereto in the case of its Subsidiaries; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction as set forth on
Schedule 4.4(a) hereto where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and
(v) is in compliance with all applicable provisions of law, except for such non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Each of Company and its Subsidiaries has obtained all material Permits from all Persons, including Governmental Authorities, that are needed for the ownership of and the conduct or operation of their respective businesses as currently being conducted (including all Permits required by any Environmental Law, all health and safety Permits, all certificates of occupancy and all certificates of public convenience and necessity or the equivalent). All Permits issued by any Governmental Authority to Company or any of its Subsidiaries for the purpose of building, maintaining or operating any telecommunications systems or providing any telecommunications services (including all franchise agreements with any Governmental Authority or certificates of public convenience and necessity, but excluding Permits relating solely to construction or rights of way for construction) are listed on Schedule 4.4(b) hereto. Except as set forth on Schedule 4.4(b) hereto or as would not, individually or in the aggregate, have a Material Adverse Effect: (i) all such Permits are in full force and effect (provided that, in the case of certificates of public convenience and necessity, the Material Adverse Effect qualification shall not be applicable); (ii) no violations have occurred, are continuing to occur or have been recorded in respect of any such Permit; (iii) no claim is pending or, to the knowledge of Company and its Subsidiaries, threatened, to revoke or limit any such Permit; and (iv) each of Company and its Subsidiaries is in compliance with the terms and conditions of all such Permits in all respects.

            4.5 Subsidiaries. There currently exist no Subsidiaries of Company other than as set forth on Schedule 4.5 hereto, which sets forth such Subsidiaries, together with their respective jurisdictions of organization, and the authorized and outstanding capital Stock of each such Subsidiary, by class and number and percentage of each class owned by Company or a Subsidiary of Company or any other Person. There are no options, warrants, rights to purchase or similar rights covering capital Stock for any such Subsidiary. Except as set forth on Schedule 4.5 hereto or in the Company SEC Documents, neither Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

            4.6 Corporate Power; Authorization; Enforceable Obligations. (a) The execution, delivery and performance by Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by Company, the issuance and sale of the securities hereunder and the consummation of the other transactions contemplated by any of the foregoing: (i) are within Company's corporate power and authority; (ii) have been duly authorized by all necessary or proper corporate action (except for the Requisite Company Vote); (iii) are not in contravention of any provision of Company's certificate of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality to which Company or any of its Subsidiaries is a party or to which its assets are bound; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Company or any of its Subsidiaries is a party or by which Company, any of its Subsidiaries or any of their respective property is bound;
(vi) will not result in the creation or imposition of any Lien upon any of the property of Company or any of its Subsidiaries; and (vii) do not require the consent or approval of, or any filing by Company or any of its Subsidiaries with, any Governmental Authority or any other Person (except, in the case of clauses (iv) through (vii), as would not have, individually or in the aggregate, a Material Adverse Effect or that would adversely affect the ability of Company to consummate, or that would prevent or delay in any material respect, the transactions contemplated by this Agreement or any other Transaction Documents in any material respect, and except for filings under the HSR Act, filings specified in Schedule 3.4 hereof and to the extent previously obtained or made or as specified in Schedule 4.6 hereof). This Agreement has been, and each of the other Transaction Documents will be at or prior to Closing, duly executed and delivered by Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the other Transaction Documents when so executed and delivered will constitute, the legal, valid and binding obligations of Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            4.7 SEC Documents; Financial Statements; Undisclosed Liabilities.
(a) Each form, report, schedule, registration statement and definitive proxy statement filed by Company with the SEC since August 1, 1997 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "Company SEC Documents"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the Company SEC Documents, as of their respective dates, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Company has made available to Purchaser true, accurate and complete copies of all of the Company SEC Documents. The consolidated financial statements of Company and its Subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1998, neither Company nor any of its Subsidiaries has incurred any material liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the audited balance sheet of Company and its Subsidiaries as at December 31, 1998, (including the notes hereto), or (b) which (i) were incurred in the ordinary course of business after December 31, 1998 and consistent with past practices, or (ii) are disclosed or reflected in the Company SEC Documents filed after December 31, 1998. Since August 1, 1997, the Company has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no Subsidiary of Company has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. From the date hereof until the Second Closing Date, Company will timely file all forms, reports, schedules and registration statements required to be filed by the Securities Act or Exchange Act ("Future Company SEC Documents"). All such Future Company SEC Documents and the consolidated financial statements included therein shall comply in all material respects with the representations and warranties made by Company in this Section
4.7 with respect to the Company SEC Documents.

                  (b) Except as set forth on Schedule 4.7(b) or described in the Company SEC Documents, no dividends or other distributions have been declared, paid or made upon any shares of capital Stock of Company, nor have any shares of capital Stock of Company been redeemed, retired, purchased or otherwise acquired for value by Company since December 31, 1998.

            4.8 Ownership of Property. Each of Company and its Subsidiaries has good and valid and insurable fee simple title to its owned real property, free and clear of all Liens, except Permitted Liens. Each of Company and its Subsidiaries has valid leasehold interests in each of its leases, good and valid title to, or valid leasehold interests in, all of its other properties and assets free and clear of all Liens, except Permitted Liens. Each of such leases is valid and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and is in full force and effect, except to the extent that such lack of validity or enforceability would not, individually or in the aggregate, have a Material Adverse Effect. None of Company, any of its Subsidiaries nor, to its knowledge, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except to the extent that such default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries is obligated under or a party to, any option, right of first refusal, or any other contractual right to purchase, acquire, sell, assign or dispose of any material real property owned or leased by Company or such Subsidiary.

            4.9 Material Contracts. Schedule 4.9 hereto contains a true, correct and complete list of all Material Contracts that are described in clauses (i),
(iii) (to the extent related to indebtedness for borrowed money in excess of $10,000,000), (iv), (viii), (x) and (xi) of the definition of "Material Contracts." Each Material Contract is a valid and binding agreement of Company or its Subsidiaries, as the case may be, enforceable against Company or such Subsidiary in accordance with its terms, except as would not have a Material Adverse Effect (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)). Company and each of its Subsidiaries has fulfilled or received a waiver from all obligations required pursuant to the Material Contracts to have been performed by Company or such Subsidiary on its part except as would not, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth in Schedule 4.9 hereto, neither Company nor any of its Subsidiaries is in default or breach, nor to Company's or its Subsidiaries' knowledge is any third party in default or breach, under or with respect to any Material Contract except as would not, individually or in the aggregate, result in a Material Adverse Effect.

            4.10 Environmental Protection. (a) Except as set forth on Schedule
4.10 hereto, to Company's and its Subsidiaries' knowledge, all real property owned, leased or otherwise operated by Company and its Subsidiaries (each, a "Facility") is free of contamination from any substance, waste or material (i) currently identified to be toxic or hazardous pursuant to, or which could reasonably be expected to result in liability under, any Environmental Law or
(ii) within the definition of a substance which is toxic or hazardous under any Environmental Law, including any asbestos, pcb, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance which, could reasonably be expected to result in any Environmental Liabilities and Costs ("Hazardous Substance") which, in either case, could have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule
4.10 hereto or in the Company SEC Documents, neither Company nor any of its Subsidiaries has caused or suffered to occur any release, spill, migration, leakage, discharge, spillage, uncontrolled loss, seepage, or filtration of Hazard Substances at or from the Facility (a "Spill") which could, individually or in the aggregate, result in Environmental Liabilities and Costs which could reasonably be expected to have a Material Adverse Effect.

                  (b) Company and each Subsidiary have generated, treated, stored and disposed of any Hazardous Substances in full compliance with applicable Environmental Laws, except for such non-compliances which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (c) Except as set forth on Schedule 4.10, Company and each Subsidiary have obtained, or have applied for, and are in compliance with all Permits required under Environmental Laws (except for such failures which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) and neither Company nor any of its Subsidiaries has any knowledge of any proceedings to substantially modify or to revoke any such Permit.

                  (d) Except as set forth on Schedule 4.10 hereto or in the Company SEC Documents, there are no investigations, proceedings or litigation pending or, to Company's or its Subsidiaries' knowledge, threatened affecting or against Company, any of its Subsidiaries or the Facilities relating to Environmental Laws or Hazardous Substances which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            4.11 Labor Matters. (a) There are no strikes or other labor disputes against Company or any of its Subsidiaries pending or, to Company's or its Subsidiaries' knowledge, threatened. To Company's or its Subsidiaries' knowledge, there is no organizing activity involving Company or any of its Subsidiaries pending or threatened by any labor union or group of employees. There are no representation proceedings pending or, to Company's or its Subsidiaries' knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Company or its Subsidiaries has made a pending demand for recognition. There are no complaints or charges against Company or any of its Subsidiaries pending or, to Company's or its Subsidiaries' knowledge, threatened to be filed with any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Company or any of its Subsidiaries of any individual that would have, individually or in the aggregate, a Material Adverse Effect.

            (b) Except as set forth on Schedule 4.11 hereto or in the Company SEC Documents, neither Company nor any of its Subsidiaries is, or during the five (5) years preceding the date hereof was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of Company or its Subsidiaries.

            4.12 Taxes. Except as set forth on Schedule 4.12, all material federal, state, local and foreign tax returns, reports and statements required to be filed by Company and its Subsidiaries have been timely filed with the appropriate Governmental Authority and all such returns, reports and statements are true, correct and complete in all material respects. All material Charges and other impositions due and payable for the periods covered by such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. No material tax audits or other administrative or judicial proceedings are pending or, to the Company's knowledge, threatened with regard to any Charges for which Company or any Subsidiary may be liable and no material assessment of Charges is proposed against Company or any Subsidiary.

            4.13 No Litigation. Except as disclosed on Schedule 4.13 hereto or in the Company SEC Documents, no action, claim or proceeding is now pending or, to the knowledge of Company or its Subsidiaries, threatened against Company or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            4.14 Brokers. Except for those brokers or finders to whom Company is solely responsible for the payment of any brokerage or finder's fees, no broker or finder acting on behalf of Company or any of its Subsidiaries brought about the consummation of the transactions contemplated pursuant to this Agreement and neither Company nor any of its Subsidiaries has any obligation to any Person in respect of any brokerage or finder's fees (or any similar obligation) in connection with the transactions contemplated by this Agreement.

            4.15 Patents, Trademarks, Copyrights and Licenses. Except as set forth on Schedule 4.15 hereto and except with respect to those patents, trademarks, copyrights and licenses the loss of which would not have, individually or in the aggregate, a Material Adverse Effect, Company and each of its Subsidiaries owns or has the right to use all licenses, patents, patent applications, copyrights, service marks, trademarks and registrations and applications for registration thereof, and trade names necessary to continue to conduct its business as heretofore conducted by it and now being conducted by it. To Company's knowledge, Company and each of its Subsidiaries conducts its businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others except where the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To Company's knowledge, there is no infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Company or any of its Subsidiaries, except where the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            4.16 Ordinary Course of Business; No Material Adverse Change. Except as set forth on Schedule 4.16 hereto or in response to the events described therein, or as disclosed in the Company SEC Documents, since June 30, 1999, Company and each of its Subsidiaries has conducted its operations only in the ordinary course of business consistent with past practice. Except as disclosed on Schedule 4.16 hereto or in the Company SEC

Documents, no event has occurred since June 30, 1999 which has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Change.

            4.17 ERISA. (a) Schedule 4.17(a) hereto sets forth a list of each material pension, retirement, savings, disability, dental, health, life, death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, severance pay or other employee benefit plan, trust, arrangement, contract, commitment, agreement or policy (collectively, "Benefit Plans") sponsored or maintained by Company or its Subsidiaries, in which present or former employees of Company or any Subsidiary participate (collectively, the "Company Plans"). Correct and complete copies of the following documents, which are correct and complete in all material respects, with respect to each of the Company Plans (other than a Multiemployer Plan), have been made available to Purchaser, to the extent applicable: (i) any plans, all material amendments thereto and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; (v) material written communications to employees relating to the Company Plans; and (vi) written descriptions of all material non-written agreements relating to the Company Plans.

                  (b) No Company Plan is subject to Title VI of ERISA. Except as set forth in Schedule 4.17(b) hereto and except as, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect: (A) the Company Plans have been administered and are in compliance with the terms of such plan and all applicable laws, (B) no "reportable event" (as such term is used in Section 4043 of ERISA other than those events for which the thirty (30) day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the IRC) or "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the IRC) has heretofore occurred with respect to any Company Plan and (C) each Company Plan intended to qualify under Section 401(a) of the IRC has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification. None of the Company Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and at the expense of the participant or the participant's beneficiary.

                  (c) There is no litigation or administrative or other proceeding involving any Company Plan nor has Company or any of its Subsidiaries received notice that any such proceeding is threatened, in each case, that would have or would reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries has incurred, nor, to Company's knowledge, is reasonably likely to incur, any withdrawal liability with respect to any Multiemployer Plan which remains unsatisfied in an amount which would have, individually or in the aggregate, a Material Adverse Effect. The termination of, or withdrawal from, any Company Plan or Multiemployer Plan to which Company or any of its Subsidiaries contributes, on or prior to the Second Closing

Date, will not subject Company or any of its Subsidiaries to any liability under Title IV of ERISA that would have, individually or in the aggregate, a Material Adverse Effect.

            4.18 Insurance. There are in full force and effect for the benefit of Company and its Subsidiaries insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Company and its Subsidiaries in accordance with prudent business practice in the industry of Company and Subsidiaries. No notice has been given or claim made to cancel or void any such policies or bonds or to reduce the coverage provided thereby, except as would not have, individually or in the aggregate, a Material Adverse Effect.

            4.19 Year 2000 Compliance. Each system comprised of software, hardware, databases or embedded control systems (microprocessor controlled or controlled by any robotic or other device) (collectively, a "System") that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of Company or any of its Subsidiaries will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century ("Year 2000 Compliant") in a manner that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Company has no reason to believe that it or any of its Subsidiaries may incur material expenses arising from or relating to the failure of any of their Systems as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

            4.20 Regulatory Matters. Except as provided in Schedule 4.20 hereto and as would not have, individually or in the aggregate, a Material Adverse Effect, each of Company and its Subsidiaries: (i) has completed all regulatory applications, filings and tariffs, has received all regulatory certificates or other approvals, and has otherwise complied with all regulatory requirements necessary to offer any and all services currently offered by Company or any of its Subsidiaries; and (ii) with respect to any planned or future services that it may offer, it will complete all regulatory applications, filings and tariffs, will obtain all regulatory certificates or other approvals and will otherwise comply with all regulatory requirements necessary to offer any and all such services.

            4.21 No Vote. No vote or consent of Company's stockholders or of the holder's of the Company's 10% Series A or Series B Senior Notes due 2008 is required to approve this Agreement or any of the other Transaction Documents or for Company to consummate the transactions and perform its obligations contemplated hereby and thereby, except to obtain the Requisite Company Vote in connection with the issuance of the Second Closing Date Shares, the Second Closing Date Notes and the shares of Class A Common Stock issuable upon conversion of the Second Closing Date Notes.

            4.22 Employment Agreements. The execution by Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in Company being required to make any payments, or accelerate or increase any payments required to be made by Company, under any employment agreement to which Company or any of its Subsidiaries is a party.

            4.23 Investment Company Act. Company and each Subsidiary of Company either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "Investment Company Act") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Company nor any Subsidiary of Company is required to be registered under the Investment Company Act.

5. COVENANTS OF COMPANY AND PURCHASER

            5.1 Conduct Business in Ordinary Course. (a) From the date hereof until the First Closing, except as contemplated by this Agreement or with the prior written consent of Purchaser, Company shall, and shall cause its Subsidiaries to:

                        (i) conduct their businesses only in the ordinary course
            consistent with past practice;

                        (ii) use their reasonable best efforts to (A) preserve
            the present business operations, organization (including management and the sales force) and goodwill of Company and its Subsidiaries, and (B) preserve their present relationship with Persons having material business dealings with Company and its Subsidiaries;

                        (iii) maintain (A) all of the assets and properties of
            Company and its Subsidiaries in their current condition, ordinary wear and tear excepted, and (B) insurance upon all of the properties and assets of Company and its Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

                        (iv) (A) maintain the books, accounts and records of
            Company and its Subsidiaries in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures, and
            (C) comply with all material contractual and other obligations applicable to the operation of Company and its Subsidiaries; and

                        (v) comply in all material respects with applicable
            laws, including Environmental Laws.

                  (b) From the date hereof until the First Closing (except, in the case of clauses (i), (ii), (iii) and, to the extent applicable, (vi) below, which shall be from the date hereof until the Second Closing), except as otherwise expressly contemplated by this Agreement or with the prior written consent of Purchaser, Company shall not, and shall cause its Subsidiaries not to:

                        (i) declare, set aside, make or pay any dividend or
            other distribution in respect of the capital stock of Company or any of its Subsidiaries or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, Company or any of its Subsidiaries;

                        (ii) effect any recapitalization, reclassification,
            stock split or like change in the capitalization of Company or any of its Subsidiaries;

                        (iii) amend the certificate of incorporation or by-laws
            of Company;

                        (iv) introduce any material change with respect to the
            operation of Company or any of its Subsidiaries, including any material change in the types, nature, composition or quality of its products or services, or make any material change in product specifications or prices or terms of distributions of such products, except in accordance with the Business Plan;

                        (v) conduct their respective businesses in a manner or
            take, or cause to be taken, any action that would reasonably be expected to prevent or materially delay Company or Purchaser from consummating the transactions contemplated hereby or by the other Transaction Documents in accordance with the terms hereof or thereof (regardless of whether such action would otherwise be permitted or not prohibited hereunder) as a result of antitrust concerns or telecommunications regulatory concerns, including those relating to building, maintaining or operating any telecommunications systems or providing any telecommunications services; or

                        (vi) agree to do anything prohibited by this Section 5.1
            or anything that would make any of the representations and warranties of Company in this Agreement or the other Transaction Documents untrue or incorrect in any material respect as of any time through and including the First Closing Date or the Second Closing Date, as the case may be.

            5.2 Director. (a) From and after the date that any of the Convertible Notes held by Purchaser or any of its Affiliates are converted pursuant to and in accordance with the Indenture and, upon such conversion, Purchaser and its Affiliates Beneficially Own at least 5% of the then issued and outstanding shares of Common Stock, Purchaser shall be entitled to designate, at its option, two individuals who shall be reasonably satisfactory to Company at the time of initial designation to serve on its Board of Directors (the "Purchaser Directors"). One of the Purchaser Directors shall be one of Company's directors that is elected by holders of Class B Common Stock in accordance with Article THIRD, Section 4.2(a)(iv) of the Company Charter (unless no such shares remain issued and outstanding, in which case, such designee shall be a Class A Director (as defined in the Company Charter) or such other director elected by the then holders of common stock of Company) and shall serve in such capacity in accordance with the

Company Charter and by-laws of Company. The other Purchaser Director shall be one of Company's directors that is elected by holders of Class A Common Stock in accordance with Article THIRD, Section 4.2(a)(iv) of the Company Charter (unless no such shares remain issued and outstanding, in which case, such designee shall be a director elected by the then holders of common stock of Company) and shall serve in such capacity in accordance with the Company Charter and by-laws of Company. Promptly following such designations, Company's Board of Directors will take all action necessary to elect the Purchaser Directors as members of Company's Board of Directors and thereafter Company shall continue to nominate the Purchaser Directors, solicit proxies and otherwise encourage their respective re-election, in each case, to the extent Company takes such action with respect to the election of its other directors.

                  (b) Purchaser shall provide (or cause to be provided) to Company the information about the Purchaser Directors that it is required under applicable federal securities laws to be included in any proxy statement or other solicitation materials relating to any stockholder solicitation or action by Company's stockholders relating to the election of directors.

                  (c) Notwithstanding anything in this Agreement to the contrary, the obligations that Company has under this Section 5.2 will terminate, without further action by any Person, upon the date on which Purchaser and its Affiliates no longer Beneficially Own, for a period of ninety
(90) consecutive days, in excess of 5% of the then issued and outstanding shares of Common Stock. At such time, each of the Purchaser Directors shall promptly resign their respective positions as members of Company's Board of Directors.

                  (d) In the event that Purchaser shall desire to appoint either or both of the directors it is entitled to designate to Company's Board of Directors in accordance with Section 5.2(a) above otherwise than in connection with a solicitation of or action by Company's stockholders relating to the election of directors, then as soon as practicable upon written notice from Purchaser, Company shall cause such person or persons to be appointed to its Board of Directors.

                  (e) From and after the First Closing Date and otherwise in the event Purchaser shall be entitled to designate directors to Company's Board of Directors in accordance with Section 5.2(a) above but does not exercise its right to designate at least one such director, Purchaser shall be entitled to designate in writing, from time to time, to Company's Board of Directors one representative (the "Purchaser Representative") as an observer (with no right to vote) at each meeting of Company's Board of Directors and such Board of Directors shall furnish (or cause to be furnished) to Purchaser, to the attention of the Purchaser Representative, and at the same time and in the same manner furnished to the directors of Company, notice of each such meeting and any other materials relevant to such meeting as provided to the directors of Company. The Purchaser Representative shall treat all such information as confidential in accordance with such duties regarding confidentiality as would be generally applicable to a director receiving such information. Notwithstanding the foregoing, Purchaser agrees that the Purchaser Representative shall be required to excuse himself or herself from any meeting of Company's Board of Directors if at any time the outside counsel of Company reasonably determines that (i) the participation of the Purchaser Representative presents a conflict of interest or a potential conflict of interest, whether the conflict arises out of Purchaser's business, Company's business or any other matter or (ii) the Purchaser Representative must be excused from deliberations of Company's Board of Directors so as to maintain the legal privilege of such deliberations.

                  (f) For so long as Purchaser shall be entitled to have a director on or an observer to Company's Board of Directors in accordance with this Section 5.2, Company shall take all permissible action necessary so that Purchaser can effect its rights under this Section 5.2, and shall not amend, modify or alter its certificate of incorporation or by-laws in a manner that would adversely affect or contravene Purchaser's rights under this Section 5.2.

            5.3 Regulatory and Other Authorizations. (a) Each of Company and Purchaser shall use its reasonable best efforts (and cooperate fully with the other party in promptly seeking) to obtain all authorizations, consents, orders and approvals of Governmental Authorities that may be or may become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Documents, including:

                        (i) making, as promptly as practicable after the date
            hereof an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement, which filing shall request early termination of the waiting periods imposed by the HSR Act;

                        (ii) complying at as early a date as possible with any
            Request for Additional Information to cause termination of the waiting periods under the HSR Act and to prevent the entry by a court of competent jurisdiction of an order enjoining the consummation of the transactions contemplated by this Agreement; and

                        (iii) prior to the exercise of Purchaser's conversion
            rights with respect to the Convertible Notes under the Indenture, making an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated in the Indenture, which filing shall request early termination of the waiting periods imposed by the HSR Act and complying at as early a date as possible with any Request for Additional Information to cause termination of the waiting periods under the HSR Act and to prevent the entry by a court of competent jurisdiction of an order enjoining the consummation of the transactions contemplated by the Indenture.

                  (b) On and after the Regulatory Relief Date, Company shall use its reasonable best efforts (and cooperate fully with Purchaser) to comply with the provisions of Section 272 of the Telecommunications Act as implemented by the FCC, and the accounting and other rules, regulations and orders of any Governmental Authority that may be or may become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Documents.

                  (c) Nothing in this Section 5.3 shall require Company or any of its Affiliates or Purchaser or any of its Affiliates to sell or otherwise dispose of, or permit the sale or other disposition of, any assets, in each case, whether as a condition to obtaining any approval from a Governmental Authority or any other Person or for any other reason.

            5.4 Access to Information. Company shall, and shall cause each of its Subsidiaries to, afford to Purchaser and to the officers, employees, accountants, counsel, financial advisors and other representatives of Purchaser, reasonable access during normal business hours during the period prior to the First Closing Date to all of their respective properties, books, contracts, commitments, personnel and records and, during such period, Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Purchaser (i) a copy of each Future Company SEC Document and (ii) all other information concerning their respective business, properties and personnel as Purchaser may reasonably request. Except as required by applicable law, Purchaser will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the Non-Disclosure Agreement, dated August 9, 1999, among Company, Parent and Bell Atlantic Corporation (the "Confidentiality Agreement").

            5.5 Further Assurances. From the date hereof until the Second Closing Date, each of Company and Purchaser shall use its reasonable best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and other Transaction Documents and
(ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement and the other Transaction Documents (other than with respect to those conditions set forth in Section 6.11 hereof). Without limiting the foregoing, such actions shall include obtaining all Permits of Governmental Authorities, making all filings and required submissions with Governmental Authorities, obtaining all consents and approvals from parties to any agreements or contracts with Company or any of its Subsidiaries as are necessary for the consummation of the transactions contemplated hereby and by the other Transaction Documents, defending any lawsuit or legal challenges, whether judicial or administrative, challenging this Agreement or the other Transaction Documents or any of the transactions contemplated hereby or thereby and providing all information reasonably requested by a party hereto for the purpose of taking any of the actions described above.

            5.6 Use of Proceeds. Company will use the proceeds of the First Closing Date Shares Purchase Price, the Second Closing Date Shares Purchase Price, the First Closing Date Notes Purchase Price and the Second Closing Date Notes Purchase

Price only for lawful purposes in accordance with Section 2.4 hereof, as applicable and such uses shall not contravene any applicable law or any provisions hereof.

            5.7 Affiliate Contracts. From the date hereof until the Second Closing Date, Company shall not, and shall cause its Subsidiaries not to, amend, modify or waive any provision of, or terminate or allow to be terminated, any Affiliate Contract in any manner materially adverse to Company or any of its Subsidiaries.

            5.8 Notification of Certain Events. From the date hereof until the First Closing Date, Company shall promptly notify Purchaser of the existence of any event referred to in Section 6.11 or Section 6.10A hereof.

            5.9 Modification of Terms in Certain Circumstances. From the date hereof until the First Closing Date, if Company consummates, publicly announces or otherwise has entered into an agreement with respect to the private sale of 25,000,000 or more shares of its Stock to a Person or any Group (other than the transactions contemplated by this Agreement) pursuant to a transaction that is exempt from the registration requirements of the Securities Act (excluding the issuance of any shares of Class A Common Stock upon the exercise or conversion of outstanding options and warrants to purchase shares of Class A Common Stock) for a purchase price per share of Class A Common Stock (the "Other Per Share Purchase Price") that is less than $28.00 (the "Original Per Share Purchase Price"), then the provisions of this Agreement will be deemed modified and amended so that: (i) the First Closing Date Shares Purchase Price and the Second Closing Date Shares Purchase Price shall be equal to the number of First Closing Date Shares or Second Closing Date Shares, as the case may be, multiplied by the Other Per Share Purchase Price; (ii) the Conversion Price (as defined in the Indenture) shall be equal to the Other Per Share Purchase Price multiplied by a fraction the numerator of which is $34.00 and the denominator of which is the Original Per Share Purchase Price; and (iii) the First Closing Date Notes Purchase Price and the Second Closing Date Notes Purchase Price shall be equal to the amount of First Closing Date Notes or Second Closing Date Notes, as the case may be, divided by $34.00, and then such quotient shall be multiplied by the Other Per Share Purchase Price multiplied by a fraction the numerator of which is $34.00 and the denominator of which is the Original Per Share Purchase Price. Company shall promptly notify Purchaser of the existence of any transaction with respect to which this Section 5.9 would apply.

            5.10 Proxy Statement; Registration Statement. (a) As promptly as practicable after the execution of this Agreement, Company shall make a good faith determination in consultation with Purchaser whether stockholder approval is required for (i) the issuance of the First Closing Date Shares and the First Closing Date Notes (and the shares of Class A Common Stock issuable upon conversion of such notes), or (ii) solely for the issuance of the Second Closing Date Shares and the Second Closing Date Notes (and the shares of Class A Common Stock issuable upon conversion of such notes). If the Company concludes based on the advice of outside counsel, after consultation with counsel to Purchaser, that approval is required for the issuance of the First Closing Date Shares and the First Closing Date Notes (and the shares of Class A Common Stock issuable upon conversion of such notes) because of the issuance of the Second Closing Date Shares and the Second Closing Date Notes, and the Second Closing Date Shares and the Second Closing Date Notes (and the shares of Class A Common Stock issuable upon conversion of such notes), Company and Purchaser shall use their reasonable best efforts to consummate the First Closing as promptly as practicable, but shall not be obligated in its sole discretion to consummate, and the Agreement shall be modified inter alia to delete all references to, the Second Closing, or the Second Closing Date, and references to the Second Closing Date Shares and the Second Closing Date Notes. In the event the Company determines that the Requisite Company Vote is only required for the issuance of the Second Closing Date Shares and Second Closing Date Notes (and the shares of Class A Common Stock issuable upon conversion of such notes) the Company shall prepare and file with the SEC in connection with its next succeeding Annual Meeting of Stockholders (or next special meeting if prior to such Annual Meeting) a proxy statement of the Company relating to the meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held to consider approval of the issuance of the issuance of the Second Closing Date Shares and Second Closing Date Notes (and the shares of Class A Common Stock issuable upon conversion of such notes) (the "Proxy Statement"). The Company shall use its reasonable best efforts to cause the Proxy Statement to become cleared as promptly as practicable by the SEC. The Company shall use its reasonable commercial efforts to file the Proxy Statement no later than April 20, 2000, and to hold the Company Stockholders Meeting no later than May 31, 2000. The Purchaser or the Company, as the case may be, shall furnish all information concerning the Purchaser or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the Proxy Statement is cleared by the SEC, the Proxy Statement will be mailed to the stockholders of the Company. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder and (ii) the rules and regulations of NASDAQ's National Market ("NASDAQ/NMS").

                  (b) The Company will, through its Board of Directors, unanimously recommend, and the Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of the Company, to the stockholders of the Company that they vote, as required by NASDAQ/NMS, in favor of the issuance of the Second Closing Date Shares and the Second Closing Date Notes (and the shares of Class A Common Stock issuable upon conversion of such notes).

                  (c) The Company shall call and hold the Company Stockholders Meeting as promptly as practicable after the mailing date of the Proxy Statement for the purpose of voting upon the issuance of the Second Closing Date Shares and Second Closing Date Notes (and the shares of Class A Common Stock issuable upon conversion of such notes). The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the issuance of the Second Closing Date Shares and Second Closing Date Notes (and the shares of Class A Common

Stock issuable upon conversion of such notes), and shall take all other action necessary to secure the Requisite Company Vote.

6. FIRST CLOSING CONDITIONS TO OBLIGATION OF PURCHASER

      Purchaser's obligation to purchase the First Closing Date Shares and First Closing Date Notes at the First Closing and consummate the transactions contemplated hereby are subject to the satisfaction or fulfillment on or prior to the First Closing Date of the following conditions:

            6.1 Representations and Warranties. The representations and warranties of Company contained in Article 4 of this Agreement (i) that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as provided herein and (ii) that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of such First Closing Date as though made at and as of such First Closing Date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct as of such time. Purchaser shall have received a certificate signed on behalf of Company by an officer of Company to such effect on the First Closing Date. Purchaser shall have also received a certificate signed on behalf of Company by an officer of Company certifying as to the matters contained in Section 4.1 hereof as of the First Closing Date.

            6.2 Covenants. All covenants and agreements contained in this Agreement to be performed by Company on or prior to the First Closing Date shall have been performed or complied with in all material respects. Purchaser shall have received a certificate signed on behalf of Company by an officer of Company to such effect on the First Closing Date.

            6.3 HSR Act. The waiting period (and any extensions thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

            6.4 No Orders. No statute, rule, regulation, decree, preliminary or permanent injunction, temporary restraining order or other order or ruling of any nature of any Governmental Authority shall be in effect that (i) restrains, prevents or materially changes the transactions contemplated hereby, or (ii) requires or requests any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents.

            6.5 No Investigations. There shall not be any pending suit, action, investigation or proceeding by any Governmental Authority that seeks to (i) restrain or prohibit the purchase and sale of the First Closing Date Shares or the First Closing Date Notes or any of the other transactions contemplated by this Agreement, (ii) require the payment of any damages, fees or other amounts by Purchaser or any of its Affiliates in connection with the purchase of the First Closing Date Shares or the First Closing Date Notes by Purchaser or the consummation of the transactions contemplated hereby or by any other Transaction Document that are, individually or in the aggregate, in an amount in excess of the amount set forth on Schedule 6.5 hereto, (iii) prohibit or limit the ownership or operation by Purchaser or any of its Affiliates of, or compel Purchaser or any of its Affiliates to dispose of or hold separate, any business or assets, in each case, as a result of the purchase of the First Closing Date Shares or the First Closing Date Notes or any of the other transactions contemplated by this Agreement, or (iv) require any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents.

            6.6 Opinion of Counsel. Purchaser shall have received an opinion reasonably satisfactory to it, dated as of the First Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, outside counsel to Company, with respect to (or to the effect that, as applicable, and subject to customary exceptions and qualifications): (i) the due authorization, execution and delivery by Company of this Agreement and each other Transaction Document, to which Company is a party;
(ii) the validity, binding nature and enforceability as to Company of this Agreement and each other Transaction Document to which Company is a party which is governed by New York law; (iii) due incorporation and good standing of Company; (iv) due authorization and valid issuance of the First Closing Date Shares or the First Closing Date Notes to be issued and sold pursuant to this Agreement (including that the same are free from preemptive rights pursuant to law or the Company Charter); (v) registration under the Securities Act was not required for the offer and sale of the First Closing Date Shares or the First Closing Date Notes pursuant to this Agreement; and (vi) the execution and delivery by Company of this Agreement and each other Transaction Document to which it is a party and the performance by Company of its obligations hereunder and thereunder will not conflict with, constitute a default under or violate (A) the Company Charter or by-laws of Company, (B) any judgment, injunction or order of any Governmental Authority binding on Company of which such counsel is aware, or (C) the 10% Notes Indenture and the Master Loan and Security Agreement, dated as of April 14, 1999, by and between Company and AboveNet Communications, Inc.

            6.7 Transaction Documents. Each of the Transaction Documents shall have been duly and validly executed and delivered by each of the parties thereto. The Fiber Optic Private Network Agreement shall have been executed and remain in full force and effect.

            6.8 Material Adverse Change. No Material Adverse Change shall have occurred since the date hereof.

            6.9 Delivery of Securities. Certificate or certificates representing the First Closing Date Shares and note or notes representing the First Closing Date Notes in the form attached as Exhibit A to the Indenture shall have been, or shall at the First Closing be, validly delivered and transferred to Purchaser, free and clear of any and all Liens.

            6.10 Consents and Approvals. All consents and approvals of all Governmental Authorities and all other Persons that are necessary to consummate the transactions contemplated hereby and for Purchaser to receive the benefits contemplated by this Agreement shall have been obtained.

            6.11 Parent Ownership; Certain Other Events.

                  (a) As of the First Closing, Parent shall own of record and beneficially such number of shares of Common Stock that represents not less than 50.1% of the voting power of all of the issued and outstanding shares of Common Stock as of such time. As of the First Closing, the Class B Permitted Holders shall own of record and beneficially all of the Stock of Parent.

                  (b) At any time between the date hereof and the First Closing Date, neither Company nor any other Person shall have publicly announced a transaction which, if effected, would result in, or consummated a transaction that resulted in, a Change of Control (as such term is defined in the Stockholders Agreement) or any other transaction of the type that is referred to in Section 2.3(c) of the Stockholders Agreement.

                  (c) At any time between the date hereof and the First Closing Date, Company shall not have consummated, publicly announced or filed a registration statement with respect to the issuance or sale pursuant to a registration statement to be filed under the Securities Act of 25,000,000 or more shares of Stock or other equity or convertible debt securities that are convertible into 25,000,000 or more shares of Common Stock (excluding with respect to the issuance of Class A Common Stock upon the exercise of employee stock options, warrants, calls, options or other rights to purchase or otherwise acquire shares of capital stock of Company in effect, existing or outstanding, as the case may be, as of the date hereof).

            6.12 Good Standing Certificates. Purchaser shall have received from Company long-form good standing certificates, dated within five (5) Business Days preceding the First Closing Date, and related bring-down memoranda, dated as of the First Closing Date, for Company and each of its domestic Subsidiaries issued by the Secretary of State in the jurisdiction of organization of each such entity.

            6.13 Franchise Agreement. The Franchise Agreement in effect on the date hereof shall have been amended and restated substantially in the form of
Schedule 6.13 hereto.

            6A. SECOND CLOSING CONDITIONS TO OBLIGATION OF PURCHASER

      Purchaser's obligation to purchase the Second Closing Date Shares and Second Closing Date Notes at the Second Closing are subject to the satisfaction or fulfillment on or prior to the Second Closing Date of the following conditions:

            6.1A Representations and Warranties. The representations and warranties of Company contained in Article 4 of this Agreement (other than Section 4.16) (i) that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as provided herein and (ii) that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of such Second Closing Date as though made at and as of such Second Closing Date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct as of such time. Purchaser shall have received a certificate signed on behalf of Company by an officer of Company to such effect on the Second Closing Date. Purchaser shall have also received a certificate signed on behalf of Company by an officer of Company certifying as to the matters contained in Section 4.1 hereof as of the Second Closing Date.

            6.2A Covenants. All covenants and agreements contained in this Agreement to be performed by Company on or prior to the Second Closing Date shall have been performed or complied with in all material respects. Purchaser shall have received a certificate signed on behalf of Company by an officer of Company to such effect on the Second Closing Date.

            6.3A HSR Act. The waiting period (and any extensions thereof) under the HSR Act applicable to the transactions to be consummated on the Second Closing hereby shall have expired or been terminated.

            6.4A No Orders. No statute, rule, regulation, decree, preliminary or permanent injunction, temporary restraining order or other order or ruling of any nature of any Governmental Authority shall be in effect that (i) restrains, prevents or materially changes the transactions contemplated hereby, or (ii) requires or requests any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents.

            6.5A No Investigations. There shall not be any pending suit, action, investigation or proceeding by any Governmental Authority that seeks to (i) restrain or prohibit the purchase and sale of the securities hereunder or any of the other transactions contemplated by this Agreement, (ii) require the payment of any damages, fees or other amounts by Purchaser or any of its Affiliates in connection with the purchase of the securities by Purchaser pursuant to this Agreement or the consummation of the transactions contemplated hereby or by any other Transaction Document that are, individually or in the aggregate, in an amount in excess of the amount set forth on Schedule 6.5 hereto, (iii) prohibit or limit the ownership or operation by Purchaser or any of its Affiliates of, or compel Purchaser or any of its Affiliates to dispose of or hold separate, any business or assets, in each case, as a result of the purchase of the securities pursuant to this Agreement or any of the other transactions contemplated by this Agreement, or (iv) require any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents.

            6.6A Opinion of Counsel. Purchaser shall have received an opinion reasonably satisfactory to it, dated as of the Second Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, outside counsel to Company, with respect to (or to the effect that, as applicable, and subject to customary exceptions and qualifications): (i) the due authorization, execution and delivery by Company of this Agreement and each other Transaction Document, to which Company is a party;
(ii) the validity, binding nature and enforceability as to Company of this Agreement and each other Transaction Document to which Company is a party which is governed by New York law; (iii) due incorporation and good standing of Company; (iv) due authorization and valid issuance of the Second Closing Date Shares and Second Closing Date Notes to be issued and sold pursuant to this Agreement (including that the same are free from preemptive rights pursuant to law or the Company Charter); (v) registration under the Securities Act was not required for the offer and sale of the Second Closing Date Shares and the Second Closing Date Notes pursuant to this Agreement; and
(vi) the execution and delivery by Company of this Agreement and each other Transaction Document to which it is a party and the performance by Company of its obligations hereunder and thereunder will not conflict with, constitute a default under or violate (A) the Company Charter or by-laws of Company, (B) any judgment, injunction or order of any Governmental Authority binding on Company of which such counsel is aware, or (C) the 10% Notes Indenture and the Master Loan and Security Agreement, dated as of April 14, 1999, by and between Company and AboveNet Communications, Inc.

            6.7A Transaction Documents. Each of the Transaction Documents shall have been duly and validly executed and remain in full force and effect.

            6.8A Delivery of Securities. Certificate or certificates representing the Second Closing Date Shares and a note or notes evidencing the Second Closing Date Notes in the form attached as Exhibit A to the Indenture shall have been, or shall at the Second Closing be, validly delivered and transferred to Purchaser, free and clear of any and all Liens.

            6.9A Consents and Approvals. All consents and approvals of all Governmental Authorities and all other Persons that are necessary to consummate the transactions contemplated hereby and for Purchaser to receive the benefits contemplated by this Agreement shall have been obtained.

            6.10A Parent Ownership. (a) As of the Second Closing, Parent shall own of record and beneficially such number of shares of Common Stock that represents not less than 50.1% of the voting power of all of the issued and outstanding shares of Common Stock as of such time. As of the Second Closing, the Class B Permitted Holders shall own of record and beneficially all of the Stock of Parent.

                  (b) At any time between the date hereof and the Second Closing Date, neither Company nor any other Person shall have publicly announced a transaction which, if effected, would result in, or consummated a transaction that resulted in, a Change of Control (as such term is defined in the Stockholders Agreement) or any other transaction of the type that is referred to in Section 2.3(c) of the Stockholders Agreement.

            6.11A Good Standing Certificates. Purchaser shall have received from Company long-form good standing certificates, dated within five (5) Business Days preceding the Second Closing Date, and related bring-down memoranda, dated as of the Second Closing Date, for Company and each of its domestic Subsidiaries issued by the Secretary of State in the jurisdiction of organization of each such entity.

            6.12A Consummation of the First Closing. The First Closing shall have been consummated in accordance with the terms of this Agreement.

7. FIRST CLOSING CONDITIONS TO OBLIGATION OF COMPANY

      Company's obligation to issue or sell the First Closing Date Shares and the First Closing Date Notes at the First Closing and consummate the transactions contemplated hereby are subject to the satisfaction or fulfillment on or prior to the First Closing Date of the following conditions:

            7.1 Representations and Warranties. The representations and warranties of Purchaser contained in Article 3 of this Agreement (i) that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as provided herein and (ii) that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of such First Closing Date as though made at and as of such First Closing Date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct as of such time. Company shall have received a certificate signed on behalf of Purchaser by an officer of Purchaser to such effect on the First Closing Date.

            7.2 Covenants. All covenants and agreements contained in this Agreement to be performed by Purchaser on or prior to the First Closing Date shall have been performed or complied with in all material respects. Company shall have received a certificate signed on behalf of Purchaser by an officer of Purchaser to such effect on the First Closing Date.

            7.3 HSR Act. The waiting period (and any extensions thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

            7.4 No Orders. No statute, rule, regulation, decree, preliminary or permanent injunction, temporary restraining order or other order of any nature of any Governmental Authority shall be in effect that restrains or prevents the transactions contemplated hereby; provided, however, that in the case of a decree, injunction or other order, Company shall have used reasonable efforts to prevent the entry of any such decree, injunction or other order and to appeal as promptly as possible any such decree, injunction or other order.

            7.5 Transaction Documents. Each of the Transaction Documents shall have been duly and validly executed and delivered by the each of the parties thereto.

            7.6 No Investigations. There shall not be any pending suit, action, investigation or proceeding by any Governmental Authority that seeks to (i) restrain or prohibit the purchase and sale of the First Closing Date Shares or First Closing Date Notes or any of the other transactions contemplated by this Agreement, (ii) require the payment of any damages, fees or amounts by Company or any of its Affiliates in connection with the purchase of the First Closing Date Shares or First Closing Date Notes by Purchaser or the consummation of the transactions contemplated hereby or by any other Transaction Document that are, individually or in the aggregate, in an amount in excess of the amount set forth on Schedule 6.5 hereto, (iii) compel Company or any of its Affiliates to dispose of or hold separate any business or assets, in each case, as a result of the purchase of the First Closing Date Shares or First Closing Date Notes or any of the other transactions contemplated by this Agreement, or (iv) require any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents.

            7.7 Consents and Approvals. All consents and approvals of all Governmental Authorities and all other Persons that are necessary to consummate the transactions contemplated hereby and for Company to receive the benefits contemplated by this Agreement shall have been obtained.

            7.8 Franchise Agreement. The Franchise Agreement in effect on the date hereof shall have been amended and restated substantially in the form of
Schedule 6.13 hereto.

7A. SECOND CLOSING CONDITIONS TO OBLIGATION OF COMPANY

      Company's obligation to issue or sell the Second Closing Date Shares and the Second Closing Date Notes at the Second Closing are subject to the satisfaction or fulfillment on or prior to the Second Closing Date of the following conditions:

            7.1A Representations and Warranties. The representations and warranties of Purchaser contained in Article 3 of this Agreement (i) that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as provided herein and (ii) that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of such Second Closing Date as though made at and as of such Second Closing Date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct as of such time. Company shall have received a certificate signed on behalf of Purchaser by an officer of Purchaser to such effect on the Second Closing Date.

            7.2A Covenants. All covenants and agreements contained in this Agreement to be performed by Purchaser on or prior to the Second Closing Date shall have been performed or complied with in all material respects. Company shall have received a certificate signed on behalf of Purchaser by an officer of Purchaser to such effect on the Second Closing Date.

            7.3A HSR Act. The waiting period (and any extensions thereof) under the HSR Act applicable to the transactions to be consummated on the Second Closing hereby shall have expired or been terminated.

            7.4A No Orders. No statute, rule, regulation, decree, preliminary or permanent injunction, temporary restraining order or other order of any nature of any Governmental Authority shall be in effect that restrains or prevents the transactions contemplated hereby; provided, however, that in the case of a decree, injunction or other order, Company shall have used reasonable efforts to prevent the entry of any such decree, injunction or other order and to appeal as promptly as possible any such decree, injunction or other order.

            7.5A Transaction Documents. Each of the Transaction Documents shall have been duly and validly executed and remain in full force and effect.

            7.6A No Investigations. There shall not be any pending suit, action, investigation or proceeding by any Governmental Authority that seeks to (i) restrain or prohibit the purchase and sale of the securities hereunder or any of the other transactions contemplated by this Agreement, (ii) require the payment of any damages, fees or amounts by Company or any of its Affiliates in connection with the purchase of the securities pursuant to this Agreement by Purchaser or the consummation of the transactions contemplated hereby or by any other Transaction Document that are, individually or in the aggregate, in an amount in excess of the amount set forth on Schedule 6.5 hereto, (iii) compel Company or any of its Affiliates to dispose of or hold separate any business or assets, in each case, as a result of the purchase of the securities pursuant to this Agreement or any of the other transactions contemplated by this Agreement, or (iv) require any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents.

            7.7A Consents and Approvals. All consents and approvals of all Governmental Authorities and all other Persons that are necessary to consummate the transactions contemplated hereby and for Company to receive the benefits contemplated by this Agreement shall have been obtained.

            7.8A Stockholder Approval. The issuance of and sale of the Second Closing Date Shares and the Second Closing Date Notes and the issuance of shares of Class A Common Stock issuable upon conversion of the Second Closing Date Notes pursuant to this Agreement shall have been duly approved by the Requisite Company Vote.

            7.9A Consummation of the First Closing. The First Closing shall have been consummated in accordance with the terms of this Agreement.

8. INDEMNIFICATION

            8.1 Indemnification. (a) Subject to the terms and conditions of this
Article 8 and Section 9.9 hereof, Company agrees to indemnify and hold Purchaser and each of its officers, directors and Affiliates harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Losses"), including those arising from third-party claims, arising out of, based upon, attributable to or resulting from: (i) the failure of any of the representations or warranties of Company set forth in Sections 4.2, 4.3, 4.4, 4.6, 4.12, 4.14, 4.17, 4.19, 4.20 and 4.21
hereof, to be true and correct as of the First Closing Date; and (ii) the breach of any covenant or other agreement on the part of Company under the terms of this Agreement, in each case, to the extent not waived by Purchaser.

                  (b) Subject to the terms and conditions of this Article 8 and
Section 9.9 hereof, Purchaser agrees to indemnify and hold Company and each of its officers, directors and Affiliates harmless from and against any and all Losses, including those arising from third-party claims, arising out of, based upon, attributable to or resulting from: (i) the failure of any of the representations or warranties of Purchaser set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6,
3.7 and 3.8 hereof, to be true and correct as of the First Closing Date; and
(ii) the breach of any covenant or other agreement on the part of Purchaser under the terms of this Agreement.

            8.2 Limitations on Indemnification for Breaches of Representations, Warranties and Covenants. (a) An Indemnifying Party (as defined below) shall not have any liability to an Indemnified Party (as defined below) under clause (i) of Section 8.1(a) hereof or clause (i) of Section 8.1(b) hereof, as the case may be, unless the aggregate amount of Losses to such Indemnified Party finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct exceeds $25,000,000 (the "Basket") and, subject to Section 8.2(b) below, and in such event, such Indemnifying Party shall only be required to pay the entire amount of such Losses in excess of the Basket.

                  (b) The aggregate amount that an Indemnified Party shall be entitled to recover pursuant to Section 8.1 for any Loss or Losses shall not exceed $845,000,000.

                  (c) The amount of an Indemnifying Party's liability under this
Article 8 to an Indemnified Party for any Loss shall be determined by taking into account any insurance proceeds actually received by such Indemnified Party with respect to such Loss (after deducting reasonable costs and expenses incurred in connection with recovery of such proceeds).

                  (d) Except for claims of fraud or similar claims, the indemnification provided in this Article 8 shall be the sole and exclusive remedy after the First Closing Date in the case of the First Closing Date Shares and the First Closing Date Notes, or the Second Closing Date in the case of the Second Closing Date Shares and the Second Closing Date Notes, for any claims for indemnification relating to the subject matter of this Agreement for which indemnification is available; provided that nothing contained herein shall limit rights or remedies expressly provided for in this Agreement or any other Transaction Document or rights or remedies which, as a matter of applicable law or public policy, cannot be limited or waived.

            8.3 General Indemnification Procedures.

                  (a) A Person entitled to make a claim for indemnification under Section 8.1 (an "Indemnified Party") against a party (the "Indemnifying Party") required thereunder to indemnify such Indemnified Party not involving a claim or action by a third party shall give written notice of the assertion of such claim covered by such indemnity to the Indemnifying Party, which notice shall set forth in reasonable detail, the amount of such claim and a description of the basis for such claim with reference to the provision of this Agreement under which liability is asserted. In the event that any suit, action or proceedings shall be instituted by any third party or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 8.1 or 8.2 (a "Third-Party Claim"), the Indemnified Party shall reasonably promptly cause written notice of the assertion of such Third Party Claim of which it has knowledge to be forwarded to the Indemnifying Party. The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice and to defend against, negotiate, settle or otherwise take over control and deal with any Third- Party Claim, and if the Indemnifying Party elects to defend against, negotiate, settle or otherwise take over control and deal with any Third-Party Claim, the Indemnifying Party's choice of counsel must be reasonably satisfactory to the Indemnified Party, and the Indemnifying Party shall within twenty (20) days of such notice (or sooner, if the nature of the Third-Party Claim so requires) notify the Indemnified Party of its intent to do so. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise take over control and deal with any Third-Party Claim, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify the Indemnified Party for such Losses under this Agreement, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third-Party Claim; provided, that if the Indemnifying Party contests its obligations to indemnify the Indemnified Party, and if it is finally determined that any such Third-Party Claim was not a claim for which indemnification was available under this Article 8, the Indemnified Party shall reimburse the Indemnifying Party for any expenses advanced on its behalf; provided, further, that the Indemnified Party shall keep the Indemnifying Party fully informed of the facts of the Third-Party Claim and the progress of the defense thereof. If the Indemnified Party defends any Third-Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable and documented expenses of defending such Third- Party Claim with respect to which it is entitled to be indemnified hereunder upon submission of periodic bills. If the Indemnifying Party shall assume the defense of any Third-Party Claim, the Indemnified Party may participate, at his, her or its own expense, in the defense of such Third-Party Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party (as provided above) if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; and provided further, that the Indemnifying Party shall not be required to pay for more than one such counsel for all Indemnified Parties in connection with any Third-Party Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Third-Party Claim.

                  (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement (which is reasonably acceptable to the Indemnifying Party) shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a claim for indemnification under Section 8.1, including any Third-Party Claim, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement, with respect to such matter and the Indemnifying Party shall be required to make payment of all sums so due and owing to such Indemnified Party by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice.

                  (c) The failure of the Indemnified Party to give reasonably prompt notice of any Third-Party Claim shall not release, waive or otherwise affect the Indemnifying Party's obligations with respect thereto except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

            8.4 Tax Treatment of Indemnity Payments. The parties agree that any indemnity payment made pursuant to this Article 8 (an "Indemnity Payment") shall be treated by the parties for all tax purposes as an adjustment to the First Closing Date Shares Purchase Price; provided, however, that if the amount of any indemnity payments exceeds the First Closing Date Shares Purchase Price, any such excess shall be treated for all tax purposes as an adjustment to the First Closing Date Notes Purchase Price.

9. MISCELLANEOUS

            9.1 Successors and Assigns. No party may assign this Agreement or any of its rights or obligations hereunder to any Person without the prior written consent of the other party; provided, however, that Purchaser may assign its rights and obligations hereunder to any direct or indirect majority-owned subsidiary of Bell Atlantic Corporation to whose board of directors or comparable governing body Bell Atlantic Corporation or one of its majority-owned subsidiaries appointed a majority of the members; provided, that, any such assignee shall agree in writing to be bound hereby and no such assignment shall act as a novation of Purchaser's obligations hereunder unless the consolidated net worth, as determined in accordance with GAAP, of the assignee prior to and after giving effect to such assignment equals or exceeds $2 billion. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Article 8, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement.

            9.2 Amendments; Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing making specific reference hereto and signed and delivered by each other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

            9.3 Entire Agreement. This Agreement, the other Transaction Documents and the Confidentiality Agreement, embody the entire agreement and understanding of the parties and supersede all prior agreements or understandings with respect to the subject matter thereof.

            9.4 Fees, Costs and Expenses. Except as otherwise provided in
Article 8, all fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, shall be the sole and exclusive responsibility of such party.

            9.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            9.6 Governing Law. This Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Purchaser and Company agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or New York State courts located in the County of New York, State of New York. Service of process on Purchaser or Company in any action arising out of or relating to any of the Transaction Documents shall be effective if mailed to such party at the address listed in Section 9.8 hereof.

            9.7 Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under the Transaction Documents.

            9.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective (i) upon receipt if delivered personally, (ii) upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier), and (iii) on the next Business Day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

            If to Company:

            Arnold L. Wadler, Esq.
            Metromedia Fiber Network, Inc.
            c/o Metromedia Company
            One Meadowlands Plaza
            East Rutherford, New Jersey  07073-2137
            Telecopy Number:  (201) 531-2803
            with a copy to:

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York  10019-6064
            Attn:  Douglas A. Cifu, Esq.
            Telecopy Number:  (212) 757-3990

            If to Purchaser:

            Bell Atlantic Investments, Inc.
            1095 Avenue of the Americas
            30th Floor
            New York, New York  10036
            Attn:  President
            Telecopy Number:  (212) 597-2790

            with copies to:

            Bell Atlantic Corporation
            1095 Avenue of the Americas
            New York, New York  10036
            Attn: Associate General Counsel-Mergers & Acquisitions Telecopy Number: (212) 764-2739

            and

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, New York  10153
            Attn:  Frederick S. Green, Esq.
            Telecopy Number:  (212) 310-8007

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

            9.9 Survival. The representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 4.2, 4.3, 4.4, 4.6, 4.12, 4.14,
4.17, 4.19, 4.20 and 4.21 hereof, and the applicable obligations of the parties to indemnify each other pursuant to Section 8.1 hereof, shall survive the execution, delivery and acceptance hereof by the parties hereto and the First Closing, and any examination or due diligence inquiry by a party hereto, until the later of (i) December 31, 2000 and (ii) the date that is one year after the First Closing Date; provided, however, that the representations and warranties contained in Section 4.19 shall survive only until March 31, 2000 to the extent the First Closing has occurred prior thereto or, if the First Closing occurs after March 31, 2000, it will expire at the First Closing. Except as set forth in the preceding sentence, no other representation or warranty in this Agreement shall survive the First Closing. All covenants and agreements contained in this Agreement (which terms do not include representations and warranties) shall, except as provided in such covenant or agreement, survive the First Closing and shall remain operative and in full force and effect. The obligations to indemnify and hold harmless a Person pursuant to Article 8 hereof shall survive only until the expiration of the applicable survival period referred to above for the representation and warranty under which the claim for indemnification is being made; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any such item as to which an Indemnified Party shall have, before the expiration of the applicable period, previously made a bona fide good faith claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

            9.10 Section and Other Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            9.12 Publicity. Neither Purchaser nor Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law, subject, in any such case, to advance consultation with Purchaser.

            9.13 Termination. (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the First Closing Date or the Second Closing Date:

                        (i) by mutual written consent of the parties hereto;

                        (ii) by either Company or Purchaser if the other
            materially breaches this Agreement and such breach remains uncured for thirty (30) days after receipt by the breaching party of written notice thereof;

                        (iii) by either Company or Purchaser if (A) the First
            Closing Date shall not have occurred on or before March 31, 2000 (the "First Closing Termination Date"); provided, however, that, in the event that, after Company and Purchaser have made the initial filings they are required to make under the HSR Act or pursuant to Section 5.3 hereof, any Governmental Authority has requested additional information from Company or Purchaser or has not approved or otherwise indicated its intention that it will not approve the transactions contemplated by the Transaction Documents in connection with such filings, the First Closing Termination Date shall automatically be extended to June 30, 2000 and (B) with respect to the Second Closing, the Second Closing Date shall not have occurred on or prior to the later of (x) April 30, 1999 and (y) the First Closing Date (the "Second Closing Termination Date"); provided, however, that in the event the Company has submitted its Proxy Statement to the SEC and such Proxy Statement has not been approved for mailing to the Company's stockholders, the Second Closing Termination Date shall be extended until 30 days following the date such Proxy Statement is mailed to stockholders ; and

                        (iv) by either Company or Purchaser, if either such
            party in good faith reasonably determines that any of the applicable conditions to such party's obligations will not be fulfilled by the First Closing Termination Date or the Second Closing Termination Date, as the case may be and delivers to the other party written notice to such effect containing a description of any such conditions it believes will not be satisfied, in which case, this Agreement shall terminate within ten (10) days after receipt of such notice by the other party unless the other party reasonably demonstrates that such condition is capable of being satisfied and such party has taken and continues to take diligent steps to so remedy such condition.

            The right to terminate this Agreement under this Section 9.13 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the inability of any condition to be satisfied.

                  (b) In the event of termination of this Agreement by either Company or Purchaser as provided in this Section 9.13, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Company or Purchaser, except with respect to the last sentence in
Section 5.4 hereof, Sections 9.4, 9.6, 9.8, 9.12 hereof and this Section 9.13; provided, however, that in the case of termination as provided in Section 9.13(a)(ii) hereof, the breaching party shall not be absolved from any liability with respect to a breach of this Agreement.

            9.14 Remedies. Subject to Section 8.2(d), Purchaser's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Purchaser may have under any other agreement, including the other Transaction Documents, by operation of law or otherwise.

            [Signatures appear on following page.]

      IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the day and year first above written.

                                        METROMEDIA FIBER NETWORK, INC.

                                        By:         /s/ Silvia Kessel
                                           -------------------------------------
                                           Name:  Silvia Kessel
                                           Title: Executive Vice President


                                        BELL ATLANTIC INVESTMENTS, INC.

                                        By:         /s/ Phil Seskin
                                           -------------------------------------
                                           Name:  Phil Seskin
                                           Title: Authorized Signatory